                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      ------------------------------------

                Date of Report (Date of earliest event reported)

                                  May 23, 2002


                             Pegasus Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                   000-22935                   75-2605174
  ------------------------  ------------------------  --------------------------------
  (State of Incorporation)  (Commission File Number)  (IRS Employer Identification No.)


    3811 Turtle Creek Boulevard #1100, Dallas, Texas              75219
    ------------------------------------------------           -----------
       (Address of principal executive offices)                 (Zip Code)


                                (214) 528 - 5656
                           ---------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events.


         Pegasus Solutions' Chairman of the Board and Chief Executive Officer, John F. Davis, III, has entered into a written trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 pursuant to which he will gradually liquidate a portion of his holdings of common stock of Pegasus Solutions. The plan calls for sales of Pegasus Solutions common stock each week during the term of the plan in differing amounts based on the prevailing market price on the day of the week such sales are made. The market price at which any sales can be made under the plan is greater than $15.93 per share, the closing price of Pegasus common stock on the Nasdaq National Market on May 22, 2002. The plan authorizes a greater number of shares to be sold in a week if the prevailing market price increases to certain levels. The amounts sold over the term of the plan could total up to 338,000 shares, depending on market conditions. Selling according to this plan will commence June 15, 2002, and will continue for three years unless sooner terminated.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PEGASUS SOLUTIONS, INC.


                                        By: /s/ Susan K. Cole
                                           -------------------------------------
                                              Susan K. Cole
                                              Executive Vice President and Chief
                                              Financial Officer


         Dated:  May 23, 2002